UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Derby St., Bld. 27

Hingham, MA 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MBOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 8, 2025, Microbot Medical Inc. (the “Company”) issued a press release announcing that the U.S. Food and Drug Administration (“FDA”) has granted 510(k) clearance for the Company’s LIBERTY® Endovascular Robotic System, the first FDA cleared single-use, remotely operated robotic system for peripheral endovascular procedures.

The press release, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in this Item 7.01 or Exhibit 99.1.

In addition, the Company announced that it will attend the H.C. Wainwright Annual Investor Conference held in New York, New York, from September 8-10, 2025. Mr. Harel Gadot, the Company’s President, CEO and Chairman, will present live on Tuesday, September 9, 2025 at 9:00 am ET, and a live webcast may be accessed via the ‘Events’ section of the Company’s website at www.microbotmedical.com. Interested parties should reach out to their H.C. Wainwright sales representatives or contact mpolyviou@evcgroup.com to schedule a one-on-one meeting with Microbot Medical’s management team.

Item 8.01 Other Events.

The FDA has granted 510(k) clearance for the Company’s LIBERTY® Endovascular Robotic System, the first FDA cleared single-use, remotely operated robotic system for peripheral endovascular procedures. The FDA clearance positions the Company to commercialize LIBERTY® in the U.S., with the goal of transforming the field to enable accessibility to advanced robotics without the traditional constraints of capital equipment and a dedicated infrastructure.

With FDA clearance, the Company expects to complete the final commercial activities that were contingent on marketing clearance, positioning the Company to commence commercialization, penetrate the approximately 2.5 million annual U.S. peripheral vascular procedures, and pursue entry into global markets.

Forward Looking Statements

This Item 8.01 of this Current Report on Form 8-K may contain “forward-looking statements.” Such statements which are not purely historical (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “intends,” “would,” “could” and “estimates”) are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, regulatory milestones.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this Form 8-K, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Although the Company believes that the beliefs, plans, expectations and intentions contained in this Form 8-K are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s reports and statements filed from time-to-time with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Name:	Harel Gadot
Title:	Chief Executive Officer, President and Chairman

Date: September 8, 2025